Exhibit 10.5.5

FIFTH AMENDMENT TO

EMPLOYMENT AGREEMENT

This Fifth Amendment to Employment Agreement is made this          day of December, 2008, by and between Standard Parking Corporation, a Delaware corporation (the “Company”), and Michael K. Wolf (the “Executive”).

RECITALS

A.                                    The Executive and Standard Parking, L.P., a Delaware limited partnership (“SPLP”), previously executed a certain Employment Agreement dated as of March 26, 1998 (the “Original Employment Agreement”).  The Original Employment Agreement was modified by that certain Amendment To Employment Agreement dated as of June 19, 2000 by and between the APCOA/Standard Parking, Inc. (“A/SP”) and Executive (the “First Amendment”), that certain Second Amendment To Employment Agreement dated as of December 6, 2000 by and between A/SP and Executive (the “Second Amendment”), that certain Third Amendment To Employment Agreement dated as of April 1, 2002 by and between A/SP and Executive (the “Third Amendment”) and that certain Fourth Amendment To Employment Agreement dated December 31, 2003 by and between the Company and Executive (the “Fourth Amendment”).  The Original Employment Agreement, as modified by the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, is hereafter referred to as the “Agreement”.   The Company is the successor-in-interest to all of SPLP’s and A/SP’s rights, and has assumed all of SPLP’s and A/SP’s obligations, under the Agreement.

B.                                    The Company and Executive desire to amend the Agreement in order, among other things, to comply with Section 409A of the Internal Revenue Code of 1986 (the “Code”) and the final regulations and guidance promulgated thereunder.

NOW, THEREFORE, in consideration of the Recitals, the mutual promises and undertakings herein set forth, the receipt and sufficiency of which consideration are hereby acknowledged, the parties hereby agree that the Agreement shall be deemed modified and amended, effective immediately, as follows:

1.                                       Section 3(b) of the Agreement shall be amended to read, in its entirety as so amended, as follows:

“                  (b)                                 Bonus.     For each calendar year ending during the Employment Period, the Executive shall be eligible to receive an annual bonus (the “Annual Bonus”) based upon terms and conditions of an annual bonus program established for peer executives of the Company (the “Annual Bonus Program”).  The Annual Bonus will be paid in the calendar year immediately following the year for which it is earned, no later than March 15 of such year.  In all events, the Executive’s target Annual Bonus (the “Target Annual Bonus”) throughout the Employment

Period will be not less than Ninety-Five Thousand Dollars ($95,000) per calendar year, with the actual amount of the Annual Bonus being determined in relation to the Target Annual Bonus in accordance with the terms of the Annual Bonus Program.”

2.                                       Section 5(a) of the Agreement shall be corrected to conform with the parties’ intent by substituting the words “under clause (d)(iii) of Section 3” in lieu of the words “under clause (d)(iv) of Section 3”.

3.                                       A new Section 10 shall be added to the Agreement to read as follows:

“                  10.                                 Compliance with Section 409A.    Payments under Sections 5 and 6 shall be paid or provided only at the time of a termination of the Executive’s employment that constitutes a “separation from service” within the meaning of Section 409A of the Code.  Further, if the Executive is a “specified employee” as such term is defined under Section 409A of the Code, any payments described in Section 5 or Section 6 shall be delayed for a period of six (6) months following the Executive’s separation from service to the extent and up to an amount necessary to ensure such payments are not subject to the penalties and interest under Section 409A of the Code, and shall thereafter be paid for the duration set forth in Section 5 or Section 6.”

4.                                       Except as expressly modified above, all of the remaining terms and provisions of the Agreement are hereby ratified and confirmed in all respects, and shall remain in full force and effect in accordance with their terms.

IN WITNESS WHEREOF, the Company and Executive have executed this Fifth Amendment to Employment Agreement as of the day and year first above written.

COMPANY:	EXECUTIVE:

STANDARD PARKING CORPORATION,
a Delaware corporation
Michael K. Wolf
By:
James A. Wilhelm
President and Chief Executive Officer